DeMint Law, PLLC

3753 Howard Hughes Parkway	Telephone:	(702) 586-6436
Suite 200, #314	Facsimile:	(702) 442-7995
Las Vegas, Nevada 89169	email:	anthony@demintlaw.com

March 4, 2010

EnerJex Resources, Inc.
27 Corporate Woods, Suite 350
10975 Grandview Drive
Overland Park, Kansas 66210

Ladies and Gentlemen:

As counsel for EnerJex Resources, Inc., a Nevada corporation (the “Company”), I have been requested to render this opinion in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) for the purposes of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,390,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

I have examined the Company’s Registration Statement, the Standby Equity Distribution Agreement (“SEDA”), resolutions of the Company’s Board of Directors relating to the authorization and issuance of the Common Stock, and such other documents as I have deemed necessary or appropriate in order to express these opinions.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such latter documents. In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or otherwise, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or otherwise, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have assumed that the form of certificate or other instrument or document to be issued after the date hereof representing the Common Stock to be issued under the Registration Statement will conform in all respects to the requirements applicable under the Nevada Revised Statutes (the “NRS”).

I do not express any opinion as to any laws other than the NRS. Insofar as the opinions expressed herein relate to matters governed by laws other than the NRS, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.

In connection with my opinion expressed below, I have assumed that, at or prior to the time of the delivery of any shares of Common Stock, the Registration Statement will have been declared effective under the Securities Act, the registration will apply to such shares of Common Stock and will not have been modified or rescinded, issuance of the shares of Common Stock will have complied with all applicable state securities laws, and there will not have occurred any change in law affecting the validity of the issuance of such shares of Common Stock.

Based on my examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the outstanding 90,000 shares of common stock issued to Paladin have been duly authorized and are validly issued, fully paid and non-assessable, and that, with respect to the 1,300,000 additional shares to be issued under the SEDA, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, and (iii) the SEDA Shares are issued and paid for in accordance with the terms and conditions of the SEDA, the SEDA Shares will be validly issued, fully paid and nonassessable. It is understood that this opinion is to be used only in connection with the offer and sale of the shares of Common Stock while the Registration Statement is in effect.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Anthony N. DeMint Anthony N. DeMint, Esq. For the firm DeMint Law, PLLC